Exhibit 10.2

OPERATING AGREEMENT

OF

THE REIMAN AGENCY LLC

This Operating Agreement (the “Agreement”) dated as of July 31, 2022 of The Reiman Agency LLC (the “Company”) is made and entered into by Clubhouse Media Group, Inc. (“CMGR”) and Alden Henri Reiman (“Reiman”) (collectively referred to as the “Members” and individually as a “Member”) as the initial members of the Company in accordance with Nevada Revised Statutes (“NRS”) Section 86.011 et. seq. The Members initially desire to own and operate the Company and perform any and all legal acts that Limited Liability Companies can perform according to the NRS. The Members and such other members who are hereafter admitted to the Company are hereafter collectively referred to as the “Members”.

WHEREAS, the Members are concurrently herewith entering into a joint venture deal memo dated as of July 31, 2022 (the “VJ Agreement”) setting forth the Members’ understanding and agreements respecting the creation of the Company; the Members’ respective duties, rights, and obligations in connection with the Company; and the basic terms of Reiman’s employment agreement.

WHEREAS, the Members are concurrently herewith entering into an employment agreement dated as of July , 2022 (the “Executive Employment Agreement”) setting forth the terms and conditions of Reiman’s engagement as the President of the Company.

WHEREAS, the Members desire to enter into this Agreement as set forth herein.

Now, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Formation. The Company has been organized as a Nevada limited liability company by filing an Articles of Organization with the Nevada Secretary of State pursuant to the Nevada Limited Liability Company Act as amended from time to time (the “Act”). In the event of any inconsistency between the terms and conditions of the Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement will govern.

2. Name. The name of the Company is “The Reiman Agency LLC.”

3. Purpose. The purposes of the Company are to engage in any lawful act or activity for which limited liability companies may be organized under the Act, including without limitation to operating its business.

4. Members. CMGR and Reiman will be the initial Members of the Company. CMGR shall own 51% of the membership units of the Company, and Reiman shall own 49% of the membership units of the Company.

1
The Reiman Agency LLC Operating Agreement

5. Term. The term of existence of the Company shall continue in perpetuity unless otherwise terminated in accordance with the Agreement and Nevada law.

6. Management. The business and affairs of the Company shall be managed by three (3) managers (each a “Manager”). Except in the event of a resignation, withdrawal, or the termination of a Member’s ownership in or employment with the Company or a Member’s death or disability, CMGR shall have the right to appoint two (2) Managers, and Reiman shall have the right to appoint one (1) Manager. CMGR hereby appoints Amir Ben-Yohanan (“ABY”) and Harris Tulchin (“HT”) as Managers, and Reiman hereby appoints Reiman as a Manager. Reiman shall also initially have the title of President of the Company, and ABY shall be the Chairman of the Company. In the event of a Manager’s resignation, termination, death, or disability, the Member that appointed such Manager shall have the right to appoint a new Manager subject to the terms hereof. Reiman shall supervise the Company’s staff and keep the other Managers fully informed regarding the business operations of the Company. The Managers shall consult with each other on all material business and financial matters respecting the Company, it being understood that ABY shall have the final decision respecting all business and financial matters, it being further understood and agreed that the discretion for the selection, hiring and firing of Company personnel and external service providers such as accounting and legal professionals shall rest primarily with ABY and may not be exercised by ABY arbitrarily, in bad faith, or capriciously. Only the Managers and any agents or executives, if any, of the Company authorized by the Members, shall have the authority to bind and make decisions for the Company. Subject to the foregoing, the Managers, on behalf of the Company, shall have the sole power to do any and all acts necessary or convenient to, or for the furtherance of, the business and affairs of the Company. The Managers may, upon unanimous vote, delegate to any officers such power and authority as the Board determines is appropriate in carrying out the business of the Company.

7. Member Capital. The Managers shall determine the projected monthly costs and expenses (“Costs”) required to operate Company. CMGR shall contribute 100% of the required Costs to operate the Company, and Reiman shall contribute Reiman’s know how and business relationships to the Company. The Managers may adjust the projected Costs from time to time upon mutual agreement, but ABY shall in all respects have the final decision regarding same. The Members, after good faith consultation, shall have the right to admit Members to the Company who make investments of capital or assets (“Contributions”) in exchange for Membership Interests, subject to the terms of this Agreement, it being understood that CMGR’s decision respecting same shall be final, and it being further understood that CMGR’s decision to admit additional Members shall not dilute Reiman’s 49% share of membership units absent his agreement to same. Contributions from such Members shall be made upon the execution of this Agreement or such other arrangement approved by CMGR. Thereafter, Appendix “A” shall be amended to reflect each such Member as a Member of the Company. Each new Member shall contribute to the Company cash or services and expertise as set forth opposite such Member’s name on Appendix “A”, which shall be filed by the Members in the Company records. No Member shall have the right to withdraw or be repaid any Contribution except as provided in this Agreement. Upon the furnishing of Contributions from the new Members, if any, the Managers shall be allowed to use such monies or assets to effectuate the Company’s purposes.

2
The Reiman Agency LLC Operating Agreement

8. Profit and Loss/Cash Distributions. Cash receipts received by the Company from the operations of the business of the Company or any other lawful activity of the Company shall first be used to pay or reimburse, as applicable, (a) any third parties pursuant to any contractual agreements (“Third Party Payments”); (b) any actual verified out of pocket costs and expenses, including without limitation, collection fees; applicable taxes; filing fees; tax preparation expenses; legal expenses; accounting expenses; distribution fees and expenses; employee and independent contractor salaries, costs, expenses, payroll taxes, bonuses, and the like; office expenses; hotel expenses; convention attendance expenses; marketing and advertising fees and expenses; all bank fees; and any and all other costs and expenses reasonably necessary to support the operation of the Company’s business (collectively, “Expenses”). Any remaining cash receipts received by the Company after deducting Third Party Payments and Expenses shall be retained by Company to apply against future Expenses in connection with the business of the Company and not disbursed to the Members, unless the Members unanimously agree in writing..

9. Title to Company Property. All real and personal property shall be acquired in the name of the Company, and title to any property so acquired shall vest in the Company itself rather than in the Members.

10. Distributions. Distributions shall be made to the Members (in cash or in kind) at the times and in the aggregate amounts determined by the Members with CMGR having the final determination and as permitted by applicable law.

11. Elections. The Members may make any tax elections for the Company allowed under the Internal Revenue Code of 1986, as amended, or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

12. Transferability of Membership Interest.

a.	The interests of the Reiman Member are not transferable unless CMGR attempts to transfer any of its interests in Company.

b.	The interests of the CMGR Member are not transferrable unless the CMGR Member wishing to transfer its interest, first gives notice to all Managers of the proposed transfer and the terms of the proposed transfer, including the number of Membership units to be transferred, the proposed transferee, sale price, payment terms, and other relevant details the (“First Offer Notice.”) Such First Offer Notice shall constitute an offer by the Member to sell to the Reiman Member first, under the financial terms and conditions set forth in the First Offer Notice.

c.	If Reiman declines to match the offer pursuant to the First Offer Notice and CMGR elects to transfer any of its Membership shares in the Company, Reiman shall have the right but not the obligation to participate in the sale on a pro rata basis. For example, if a purchaser offers one million U.S. dollars ($1,000,000.00) to purchase ten percent (10%) of CMGR’s interests and the Reiman Member elects to not match the offer, the Reiman Member has the right but not the obligation to sell four and nine tenths of one percent (4.9%) for an amount equal to four hundred and ninety thousand U.S. dollars ($490,000.00).

3
The Reiman Agency LLC Operating Agreement

13. Admission of Additional Members. Additional Members of the Company may be admitted to the Company at the direction of the Members subject to Section 7 hereof. In the event that any additional Members are added, the additional Members and the Members shall enter into a new operating agreement.

14. Meetings of the Board Members. The Managers shall hold a regular meeting at least annually on a date designated by the Managers. Any Manager may also call a special meeting of the Board of Managers by written notice to each other Manager at least ten (10) days prior to the date of such special meeting. Unless unanimously agreed by the Board, all Board meetings shall be held in the state of California, but may be attended electronically. Notice of Board meetings shall be sent to all Managers by the Chief Executive Officer at least ten (10) days prior to such meeting, and may be sent by regular or electronic mail. All notices of Board of Managers meetings shall contain the time and place of such meetings. Notices of special meetings must contain a reasonably complete description of the matters to be considered at such special meeting, and business conducted at such special meeting shall be limited to such matters. Notices of regular meetings are not required to include a description of matters to be considered, nor is business conducted at such regular meetings restricted. Failure to comply with the notice provisions of this Section shall not invalidate action taken at such a meeting unless a Manager who is not present at such meeting objects to such action on the grounds of lack of notice within ten (10) days of receiving actual notice that such action was taken.

15. Participation by Remote Communication. The Board of Managers may hold a meeting by means of a conference telephone or similar communications equipment through which all participating Managers can hear and be heard, and such participation shall constitute attendance and presence in person at such meeting. In addition, each Manager shall be entitled to attend each meeting of the Board of Managers by means of a conference telephone or similar communications equipment through which such Manager can hear and be heard, and such participation shall constitute attendance and presence in person at such meeting.

16. Fiduciary Duty of Managers and Offices. Managers and Officers owe the Company the duty of care, the duty of loyalty and the duty of good faith.

17. Limitation of Liability of the Members/Managers. Neither the Members nor the Managers shall have any liability for the debts, obligations, or liabilities of the Company or for the acts or omissions of any other Member, Manager, director, officer, agent, or employee of the Company except to the extent provided in the Act, except for (i) acts or omissions which such person knew, at the time of the acts or omissions, were clearly in conflict with the interests of the Company or any laws, (ii) any transaction from which such person derived an improper personal benefit, (iii) acts or omissions occurring prior to the date this provision becomes effective, or (iv) breach of this Agreement or of any contract between the Company and such Person. The failure of the Managers or Members to observe any formalities or requirements relating to the exercise of the powers of the Members, Managers, or the management of the business and affairs of the Company under this Agreement or the Act shall not, by itself, be grounds for imposing personal liability on the Members or Managers for liabilities of the Company.

4
The Reiman Agency LLC Operating Agreement

18. Indemnification. The Company shall indemnify the Members, Managers, and those authorized agents of the Company identified in writing by the Members as entitled to be indemnified under this section, for all costs, losses, liabilities, and damages paid or accrued by the Members, Managers, or authorized agents in connection with the business of the Company, to the fullest extent provided or allowed by the laws of the State of Nevada. In addition, the Company may advance costs of defense of any proceeding to the Members, Managers, or any such agent upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

19. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the unanimous written direction of the Members (b) the entry of a decree of judicial dissolution under the Act, as amended. The death, retirement, insanity, resignation, expulsion, or bankruptcy of one or more of the Managers or the occurrence of any other event that terminates the continued membership of any Member shall not cause a dissolution of the Company provided any such Manager is promptly replaced, in accordance with Section 6 hereof, or allowed to continue as a Manager by the mutual written consent of the Members. Upon dissolution, the Company shall cease carrying on any and all business other than the winding up of the Company business, but the Company is not terminated and shall continue until the winding up of the affairs of the Company is completed and a certificate of dissolution has been filed pursuant to the Act. Upon the winding up of the Company, the Company’s property shall be distributed (i) first to creditors, including the Members if the Members are creditors to the extent permitted by law, in satisfaction of the Company’s liabilities, and (ii) then to the Members in accordance with their membership units of the Company. Such distributions shall be in cash or property or partly in both, as determined by the Members or the Members’ applicable representative.

20. Registered Agent. For receipt of official legal and tax correspondence from the State of Nevada, the registered agent of the Company (sometimes known as a resident agent, statutory agent, agent for service of process, or delivery of service address) shall be maintained in accordance with the requirements of the State of Nevada. The official address and the place where the books and records of the Company shall be 23 Meadowhawk Lane, Las Vegas, Nevada 89135.

5
The Reiman Agency LLC Operating Agreement

21. Power of Attorney. Each Member, upon execution hereof, hereby makes, constitutes and appoints CMGR or its designee as such Member’s true and lawful attorney-in- fact, with full power of substitution, for such Member and in such Member’s name, place, stead and benefit, to sign this Agreement, to file and record the Articles of Organization, if not theretofore filed, and, subject to any applicable consent requirements contained in this Agreement, to sign, execute, certify, swear, acknowledge, file and record any other documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement or which may be required of the Company by law in Nevada, or any other applicable jurisdiction, or by federal or state securities laws if applicable, or other applicable laws, including, without limitation, amendments to or cancellations of such articles. The foregoing grant of authority is hereby declared to be irrevocable and a power coupled with an interest and shall survive the death, incapacity or disability of any person hereby giving such power and the transfer or assignment for the whole or any portion of the LLC interest of such person.

22. Banking. The Managers of the Company shall be authorized to set up bank accounts as in their sole discretion are deemed necessary and are authorized to execute any banking resolutions provided by the institution in which the accounts are being set up, or by adopting their own resolution.

23. Records and Accounting. The Company shall keep an accurate accounting of its affairs using any method of accounting allowed by law. All Members shall have a right to inspect the records during normal business hours. The Members shall have the power to hire such accountants, as they deem necessary or desirable. If and to the extent there is gross revenue received by the Company, the Company shall furnish each of the Members with quarterly accountings sixty (60) days following the end of each calendar quarter.

24. Taxes. The Company shall file such tax returns as required by law. The Company shall elect to be taxed as determined by the Members. The “tax matters partner,” as required by the Internal Revenue Code, shall be ABY who has been appointed by unanimous consent of the initial Members.

25. Separate Entity. The Company is a legal entity separate from its Members and Managers. No Member or Manager shall have any separate liability for any debts, obligations, or liability of the Company except as provided in this Agreement.

26. Mediation / Arbitration / Remedies. In the event of a dispute among the Members arising out of or relating to the terms of this Agreement or any payment obligations set forth herein, the Members agree to submit the issue to mediation to be paid for equally by the Members. In the event the mediation is unsuccessful, the Members agree to seek arbitration as their sole remedy before a sole arbitrator the International Centre for Dispute Resolution (“ICDR”), the international division of the American Arbitration Association (“AAA”), in accordance with ICDR International Arbitration Rules for Independent Film & Television Alliance (“IFTA”) Arbitrations as such rules may be amended from time to time; provided, however, that the provisions of this Agreement shall take precedence over industry practices to the extent that such industry practices are taken into consideration under the rules and procedures of the ICDR or IFTA. If the ICDR or IFTA shall refuse to accept jurisdiction of such dispute, then the arbitration shall be held in accordance with the rules of AAA. in Los Angeles, California.

6
The Reiman Agency LLC Operating Agreement

27. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Nevada, without reference to the conflict of law rules of that or any other jurisdiction. If anything in this Agreement does not comply or is inconsistent with Nevada law, then Nevada law shall prevail but only to the limited extent to eliminate the non-complying or inconsistent provision.

28. More Formal Agreement. In the event a more formal agreement is hereafter required by the Members, then the Members agree to enter into a more formal agreement subject to good faith negotiation by the Members consistent with the customs and practices of the industry. However, unless and until a more formal agreement is entered into by the Members, this shall be a binding agreement on the parties.

29. Amendment. This Agreement may be amended or modified from time to time only by a written instrument executed by the Members.

30. Rights of Creditors and Third Parties. This Agreement is entered into by the Members solely to govern the operation of the Company. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person. Except and only to the extent provided by applicable statute, no creditor or third party shall have any rights under this Agreement or any agreement between the Company and the Members with respect to the subject matter hereof.

31. Notice. Except as otherwise expressly provided herein, any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile if receipt is acknowledged by the addressee, immediately via e-mail (delivery receipt requested), one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three business days after being mailed by first class mail, charges and postage prepaid, properly addressed to the party to receive such notice at the address set forth in the Company’s records. For any correspondence to Reiman, CMGR shall copy Jason S. Ziven, Esq Sanders Roberts LLP jziven@sandersroberts.com.

32. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

33. Severability. If any provision of this Agreement is determined to be invalid, unlawful, void or unenforceable, the remainder of this Agreement shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

34. Entire Agreement. This Agreement, together with the JV Agreement and the Executive Employment Agreement, contain the complete and entire agreement between the parties relating to the subject matter hereof, and supersede all prior negotiations, agreements, representations, and understandings between the parties respecting such matters. In the event of a conflict between or among this Agreement, the JV Agreement, and the Executive Employment Agreement, the terms of the JV Agreement shall control.

35. General Provisions. This Agreement may also be signed in counterparts, and by digital signature, by fax, and by scanning a signature as well.

7
The Reiman Agency LLC Operating Agreement

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed this Agreement as of the date first above written.

Clubhouse Media Group, Inc.

By:	/s/ Amir Bon-Yohanan

Its:	CEO

Dated:	8-1-2022

Alden Henri Reiman

By:	/s/ Alden Henri Reiman

Dated:	7/31/2022

8
The Reiman Agency LLC Operating Agreement

Appendix “A”

NAME & ADDRESS	CONTRIBUTION	% INTEREST IN LLC
Clubhouse Media Group, Inc. 3651 Lindell Road, D517 Las Vegas, NV 89103 Attn: Amir Ben-Yohanan	The costs and expenses of operating the Company’s business.	51%

Alden Henri Reiman 16222 Bertella Drive Encino, CA 91436	Reiman’s expertise, knowledge, and relationships in the brand promotion business	49%

9
The Reiman Agency LLC Operating Agreement